Exhibit 5.1

[Letterhead of King & Spalding LLP]

April 18, 2019

Xerox Holdings Corporation

P.O. Box 4505, 201 Merritt 7

Norwalk, Connecticut 06851-1056

RE: Xerox Holdings Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Xerox Holdings Corporation, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2019, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, the merger of Xerox Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Xerox Corporation, a New York corporation (“Xerox”), with Xerox surviving and becoming a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of March 15, 2019, by and among the Company, Merger Sub and Xerox.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement; (iii) the form of Restated Certificate of Incorporation of the Company to be effective upon the Merger (the “Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement; (iv) the form of Restated Bylaws of the Company to be effective upon the Merger (the “Bylaws”), filed as Exhibit 3.2 to the Registration Statement; (viii) resolutions of the Board of Directors of Xerox, dated March 6, 2019, and an omnibus action by written consent of the Boards of Directors of Xerox and the Company, dated as of March 14, 2019, relating to, among other things, the Registration Statement and the Merger.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and others and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than Xerox, the Company and their respective subsidiaries, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials and statements contained in the documents that we have examined or reviewed.

The laws covered by this opinion are limited to the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, and we do not express any opinion as to the effect of any other laws on the opinion expressed herein.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms and subject to the conditions of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and such shares of Common Stock have been issued in the manner contemplated by and upon the terms and subject to the conditions set forth in the Registration Statement and the Merger Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.

Very truly yours,

/s/ King & Spalding LLP